Exhibit 99.1

EXECUTION

LEHMAN BROTHERS HOLDINGS INC.,

SELLER

and

STRUCTURED ASSET SECURITIES CORPORATION,

PURCHASER

MORTGAGE LOAN SALE AND ASSIGNMENT AGREEMENT

Dated as of June 1, 2004

Structured Asset Investment Loan Trust 2004-6
(Mortgage Pass-Through Certificates Series 2004-6)

i

     This MORTGAGE LOAN SALE AND ASSIGNMENT AGREEMENT, dated as of June 1, 2004 (the “Agreement”), is executed by and between Lehman Brothers Holdings Inc. (“LBH” or the “Seller”) and Structured Asset Securities Corporation (the “Depositor”).

     All capitalized terms not defined herein or in Exhibit A attached hereto shall have the same meanings assigned to such terms in that certain trust agreement (the “Trust Agreement”) dated as of June 1, 2004, among the Depositor, Aurora Loan Services Inc., as master servicer (the “Master Servicer”), The Murrayhill Company, as credit risk manager, Wells Fargo Bank, N.A., as securities administrator, and LaSalle Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H:

     WHEREAS, pursuant to the following specified mortgage loan purchase and warranties agreements (each, a “LBH Transfer Agreement”), the Seller has purchased or received from certain transferors identified below (each, a “LBH Transferor”) certain mortgage loans, each as identified on the Mortgage Loan Schedule attached hereto as part of Schedule A-1 (collectively, the “Initial LBH Transferred Mortgage Loans”):

1. Flow Mortgage Loan Purchase and Warranties Agreement by and between Lehman Capital, A Division of LBH and Aames Capital Corporation, dated as of January 9, 2003;

2. Flow Purchase and Warranties Agreement by and between Lehman Capital, A Division of LBH and BNC Mortgage Inc., dated as of August 15, 2000;

3. Flow Mortgage Loan Purchase and Warranties Agreement by and between Lehman Capital, A Division of LBH and Finance America, LLC, dated as of June 30, 1999 (for conventional, fixed and adjustable rate residential mortgage loans);

4. Flow Mortgage Loan Purchase and Warranties Agreement by and between Lehman Capital, A Division of LBH and Finance America, LLC, dated as of January 1, 2003 (for conventional, fixed and adjustable rate residential mortgage loans); and

5. Flow Mortgage Loan Purchase and Warranties Agreement by and between Lehman Capital, A Division of LBH and People’s Choice Home Loan, Inc., dated as of July 1, 2002, Group No. 2002-Flow;

     WHEREAS, Lehman Brothers Bank, FSB (the “Bank”), pursuant to the following specified mortgage loan purchase and warranties agreements (each, a “Bank Transfer Agreement,” and together with the LBH Transfer Agreements, the “Transfer Agreements”), has purchased or received from certain transferors identified below (each, a “Bank Transferor,” and together with the LBH Transferors, the “Transferors”) certain mortgage loans, each identified on the Mortgage Loan Schedule attached hereto as part of Schedule A-1 (collectively, the “Initial Bank Transferred Mortgage Loans” and, together with the Initial LBH Transferred Mortgage Loans, the “Initial Transferred Mortgage Loans”):

1. Flow Mortgage Loan Purchase and Warranties Agreement by and between the Bank and Aames Capital Corporation, dated as of April 21, 2003;

2. Flow Mortgage Loan Purchase and Warranties Agreement by and between the Bank and Aames Capital Corporation, dated as of April 21, 2003;

3. Mortgage Loan Purchase and Warranties Agreement by and between the Bank and Accredited Home Lenders, Inc., dated as of November 21, 2001;

4. Mortgage Loan Purchase and Warranties Agreement by and between the Bank and Accredited Home Lenders, Inc., dated as of December 1, 2001 and amended as of June 10, 2002, November 19, 2003 and January 2, 2004;

5. Flow Mortgage Loan Purchase and Warranties Agreement by and between the Bank and Aegis Mortgage Corporation, dated as of June 1, 2002, and amended as of March 12, 2003;

6. Flow Purchase and Warranties Agreement by and between the Bank and BNC Mortgage Inc., dated as of March 1, 2002;

7. Mortgage Loan Purchase, Warranties and Interim Servicing Agreement by and between the Bank and The CIT Group/Consumer Finance, Inc., The CIT Group/Consumer Finance, Inc. (NY), and the CIT Group/Consumer Finance, Inc. (TN), dated as of April 29, 2003;

8. Mortgage Loan Purchase, Warranties and Interim Servicing Agreement by and between the Bank and The CIT Group/Consumer Finance, Inc., The CIT Group/Consumer Finance, Inc. (NY), and the CIT Group/Consumer Finance, Inc. (TN), dated as of June 23, 2003;

9. Mortgage Loan Purchase, Warranties and Interim Servicing Agreement by and between the Bank and The CIT Group/Consumer Finance, Inc., The CIT Group/Consumer Finance, Inc. (NY), and the CIT Group/Consumer Finance, Inc. (TN), dated as of January 22, 2004;

10. Flow Mortgage Loan Purchase, Warranties and Interim Servicing Agreement by and between the Bank and Citimortgage, Inc., dated as of May 1, 2004;

11. Flow Mortgage Loan Purchase and Warranties Agreement by and between the Bank and Community Lending, Incorporated, dated as March 8, 2004;

12. Loan Purchase Agreement by and between the Bank and E-Loan Mortgage, dated as of December 5, 2002;

13. Flow Mortgage Loan Purchase and Warranties Agreement by and between the Bank and Equifirst Corporation, dated as of June 20, 2002;

14. Flow Mortgage Loan Purchase Agreement by and between the Bank and Fieldstone Mortgage Company dated as of July 1, 2000, and amended as of July 20, 2001;

15. Flow Mortgage Loan Purchase Agreement by and between the Bank and Fieldstone Mortgage Company dated as of July 1, 2000, as amended by Amendment No. 1 dated as of July 20, 2001, and as further amended by Amendment No. 2 dated as of October 31, 2002;

16. Flow Mortgage Loan Purchase and Warranties Agreement by and between the Bank and Finance America, LLC, dated as of January 1, 2003 (for conventional, fixed and adjustable rate residential mortgage loans);

17. Flow Mortgage Loan Purchase and Warranties Agreement by and between the Bank and First Franklin Financial Corporation dated as of May 23, 2001, and amended as of May 15, 2002 and December 2002;

18. Flow Mortgage Loan Purchase and Warranties Agreement by and between the Bank and First NLC Financial Services, Inc., dated as of June 6, 2003;

19. Flow Mortgage Loan Purchase and Warranties Agreement by and between the Bank and GreenPoint Mortgage Funding, Inc., dated as of December 12, 2001;

20. Mortgage Loan Purchase and Warranties Agreement by and between the Bank and Home Loan Corporation d.b.a. Expanded Mortgage Credit, dated as of January 23, 2003;

21. Mortgage Loan Purchase and Warranties Agreement by and between the Bank and Home Loan Corporation, dated as of February 17, 2002;

22. Loan Sale Agreement by and between the Bank and Household Financial Services, Inc., dated as of August 31, 2002;

23. Flow Mortgage Loan Purchase and Warranties Agreement by and between the Bank and Novelle Financial Services, Inc., dated as of February 21, 2003;

24. Mortgage Loan Purchase Agreement by and between the Bank and Lime Financial Services, Ltd., dated as of July 21, 2003;

25. Flow Mortgage Loan Purchase and Warranties Agreement by and between the Bank and Meritage Mortgage Corporation, dated as of January 24, 2003;

26. Flow Mortgage Loan Purchase and Warranties Agreement by and between the Bank and MILA, Inc., dated as of June 4, 2002 (Group 2002-Flow) and amended as of February 5, 2003 and February 13, 2004;

27. Flow Mortgage Loan Purchase and Warranties Agreement by and between the Bank and Mortgage IT, Inc., dated as of January 6, 2004;

28. Flow Mortgage Loan Purchase and Warranties Agreement by and between the Bank and Mortgage Network, Inc., dated as of February 16, 2004;

29. Flow Mortgage Loan Purchase and Warranties Agreement by and between the Bank and Oak Street Mortgage LLC, dated as of April 1, 2003;

30. Flow Mortgage Loan Purchase and Warranties Agreement by and between the Bank and Oakmont Mortgage, dated as of June 20, 2003;

31. Seller’s Warranties and Servicing Agreement by and between the Bank and Option One Mortgage Corporation, Option One Owner Trust 2001-1A, Option One Owner Trust 2001-1B, Option One Owner Trust 2001-2, Option One Owner Trust 2002-3, dated as of August 25, 2003, Group No. 2003 LBB/003;

32. Seller’s Warranties and Servicing Agreement by and between the Bank and Option One Mortgage Corporation, Option One Owner Trust 2001-1A, Option One Owner Trust 2002-3, Option One Owner Trust 2002-4, dated as of November 20, 2003;

33. Flow Mortgage Loan Purchase and Warranties Agreement by and between the Bank and The Provident Bank, dated as of June 20, 2002;

34. Flow Mortgage Loan Purchase, Warranties & Servicing Agreement by and between the Bank and The Provident Bank, dated as of August 28, 2003;

35. Flow Mortgage Loan Purchase and Warranties Agreement by and between the Bank and The Provident Bank, dated as of June 20, 2002, and amended as of August 28, 2002 and November 26, 2002;

36. Flow Mortgage Loan Purchase and Warranties Agreement by and between the Bank and Saxon Mortgage, Inc., dated as of December 1, 2003;

37. Flow Mortgage Loan Purchase and Warranties Agreement by and between the Bank and SIB Mortgage Corp., dated as of June 10, 2002, and Amendment No. 1 dated as of November 1, 2002;

38. Flow Mortgage Loan Purchase and Warranties Agreement by and between the Bank and SIB Mortgage Corp., dated as of June 10, 2002, and Amendment No. 1 dated as of November 1, 2002 and Amendment No. 2 dated as of September 29, 2003;

39. Flow Mortgage Loan Purchase and Warranties Agreement by and between the Bank and Sunset Mortgage, dated as of December 23, 2003;

40. Seller’s Warranties and Servicing Agreement by and between the Bank and Wells Fargo Home Mortgage, Inc., dated as of April 1, 2003 (2003-M02);

41. Flow Mortgage Loan Purchase and Warranties Agreement by and between the Bank and Wilmington National Finance, Inc., dated as of August 22, 2002; and

42. One Georgian refinanced loan in the amount of approximately $108,724 under an unidentified transfer agreement.

     WHEREAS, in addition to the Initial Bank Transferred Mortgage Loans, the Bank has directly underwritten and funded certain mortgage loans originated by Aurora Loan Services Inc. and other correspondents identified on the Mortgage Loan Schedule attached hereto as Schedule A-2 (the “Initial Bank Originated Mortgage Loans,” and together with the Initial Bank Transferred Mortgage Loans, the “Initial Bank Mortgage Loans,” and the Initial Bank Mortgage Loans, together with the Initial LBH Transferred Mortgage Loans, collectively referred to hereinafter as the “Initial Mortgage Loans”);

     WHEREAS, pursuant to an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”), dated as of June 1, 2004, between the Bank, as assignor, and LBH, as assignee, the Bank has assigned all of its right, title and interest in and to the foregoing Bank Transfer Agreements and related Initial Bank Mortgage Loans as listed on Schedule A-1, in the case of the Initial Bank Transferred Mortgage Loans, or Schedule A-2, in the case of the Initial Bank Originated Mortgage Loans, and LBH has accepted the rights and benefits of, and assumed the obligations of the Bank under, the Bank Transfer Agreements;

     WHEREAS, LBH is a party to the following servicing agreements (collectively, the “Servicing Agreements”) pursuant to which the Initial Mortgage Loans are to be initially serviced by certain servicers as indicated below (each, a “Servicer,” and collectively, the “Servicers”):

1. Servicing Agreement dated as of June 1, 2004, among LBH, as seller, and Aurora Loan Services Inc., in the dual capacities of servicer and Master Servicer;

2. Securitization Servicing Agreement dated as of June 1, 2004, among LBH, as seller, Chase Manhattan Mortgage Corporation, as servicer, and the Master Servicer;

3. Reconstituted Servicing Agreement dated as of June 1, 2004, among LBH, as seller, CitiMortgage, Inc., as servicer, and the Master Servicer;

4. Securitization Servicing Agreement dated as of June 1, 2004, among LBH, as seller, Option One Mortgage Corporation, as servicer, and the Master Servicer;

5. Securitization Servicing Agreement dated as of June 1, 2004, among LBH, as seller, Ocwen Federal Bank FSB, as servicer, and the Master Servicer; and

6. Subservicing Agreement dated as of June 1, 2004, among LBH, as seller, Wells Fargo Bank, N.A., as servicer, and the Master Servicer;

     WHEREAS, the Seller desires to sell, without recourse, all of its rights, title and interest in and to the Initial Mortgage Loans to the Depositor, assign all of its rights and interest under each Transfer Agreement and each Servicing Agreement relating to the Initial Mortgage Loans referred to above, and delegate all of its obligations thereunder, to the Depositor;

     WHEREAS, the Depositor intends to purchase additional mortgage loans (the “Subsequent Transferred Mortgage Loans” or the “Subsequent Bank Originated Mortgage Loans,” as applicable, and collectively, the “Subsequent Mortgage Loans,” and together with the Initial Mortgage Loans, the “Mortgage Loans”) from the Seller during the Pre-Funding Period (as defined in the Trust Agreement);

     WHEREAS, the Seller and the Depositor acknowledge and agree that the Depositor will convey the Initial Mortgage Loans on the Closing Date and the Subsequent Mortgage Loans on the related Transfer Date to a Trust Fund created pursuant to the Trust Agreement, assign all of its rights and delegate all of its obligations hereunder to the Trustee for the benefit of the Certificateholders, and that each reference herein to the Depositor is intended, unless otherwise specified, to mean the Depositor or the Trustee, as assignee, whichever is the owner of the Mortgage Loans from time to time.

     NOW, THEREFORE, in consideration of the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Depositor agree as follows:

ARTICLE I.

CONVEYANCE OF MORTGAGE LOANS

     Section 1.01. Sale of Mortgage Loans.

          (a) Sale of Initial Mortgage Loans. Concurrently with the execution and delivery of this Agreement, the Seller does hereby transfer, assign, set over, deposit with and otherwise convey to the Depositor, without recourse, subject to Sections 1.03 and 1.04, all the right, title and interest of the Seller in and to the Initial Mortgage Loans identified on Schedules A-1 and A-2 hereto, having an aggregate principal balance of approximately $2,233,898,175. Such conveyance includes, without limitation, the right to all distributions of principal and interest received on or with respect to the Initial Mortgage Loans on and after the Cut-off Date, other than payments of principal and interest due on or before such date, and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date, all Prepayment Charges received on or with respect to the Initial Mortgage Loans on or after the Cut-off Date, together with all of the Seller’s right, title and interest in and to each related account and all amounts from time to time credited to and the proceeds of such account, any REO Property and the proceeds thereof, the Seller’s rights under any Insurance Policies relating to the Initial Mortgage Loans, the Seller’s security interest in any collateral pledged to secure the Initial Mortgage Loans, including the Mortgaged Properties, and any proceeds of the foregoing.

     Concurrently with the execution and delivery of this Agreement, the Seller hereby assigns to the Depositor all of its rights and interest under each Transfer Agreement (except for any rights against the related Transferor with respect to (i) first payment date defaults or early payment date defaults or (ii) reimbursement of any amount in excess of the Purchase Price for a breach of a representation or warranty) and each Servicing Agreement, other than (i) any right to receive Retained Interest and (ii) any servicing rights retained thereunder, and delegates to the Depositor all of its obligations thereunder, to the extent relating to the Initial Mortgage Loans. The Seller and the Depositor further agree that this Agreement incorporates the terms and conditions of any assignment and assumption agreement or other assignment document required to be entered into under any of the Transfer Agreements (any such document, an “Assignment Agreement”) and that this Agreement constitutes an Assignment Agreement under such Transfer Agreement, and the Depositor hereby assumes the obligations of the assignee under each such Assignment Agreement. Concurrently with the execution hereof, the Depositor tenders the purchase price set forth in that certain Terms Letter dated as of the date hereof, the form of which is attached as Exhibit B hereto (the “Purchase Price”). The Depositor hereby accepts such assignment and delegation, and shall be entitled to exercise all the rights of the Seller under each Transfer Agreement and each Servicing Agreement, other than any servicing rights thereunder, as if the Depositor had been a party to each such agreement.

          (b) Sale of Subsequent Mortgage Loans. Throughout the term of this Agreement, by execution of a Transfer Supplement in the form attached hereto as Exhibit C, the Seller will sell to the Depositor and the Depositor shall purchase from the Seller, subject to satisfaction of the conditions set forth in Section 2.01(b) of the Trust Agreement, Subsequent Mortgage Loans for each Mortgage Pool with respect to which the aggregate Transfer Price (as specified in the Transfer Supplement) does not exceed the amount then on deposit in the related Pre-Funding Account. Subject to the conditions set forth in this Section 1.01(b), in consideration of the Depositor’s delivery on the related Transfer Date (as specified in the Transfer Supplement) to the Seller or its designee, or upon the order of the Seller, of the Transfer Price for the related Subsequent Mortgage Loans, the Seller shall, on such Transfer Date, sell, transfer, assign, set over and otherwise convey to the Depositor, without recourse, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Seller in and to each Subsequent Mortgage Loan (including all interest and principal received or receivable on or with respect to such Subsequent Mortgage Loan, but not including interest due and payable on such Subsequent Mortgage Loans prior to the Subsequent Cut-off Date) identified on the Transfer Supplement and delivered by the Seller on such Transfer Date and all items in the related Mortgage File.

     In addition, concurrently with the execution and delivery of each Transfer Supplement, the Seller shall assign to the Depositor all of its rights and interest under any mortgage loan purchase and warranties agreements relating to the Subsequent Mortgage Loans which shall be treated as “Transfer Agreements” under this Agreement (other than for any first payment default or early payment date default rights against the related Transferor unless otherwise specified in the related Transfer Supplement) as well as any servicing agreements relating to the Subsequent

Mortgage Loans which shall be treated as “Servicing Agreements” under this Agreement, other than any servicing rights retained thereunder, and delegates to the Depositor all of its obligations thereunder, to the extent relating to the Subsequent Mortgage Loans. The Seller and the Depositor further agree that this Agreement and any related Transfer Supplement incorporates the terms and conditions of any Assignment Agreement required to be entered into under any of the Transfer Agreements relating to the Subsequent Mortgage Loans and that this Agreement and any related Transfer Supplement will constitute an Assignment Agreement under any such Transfer Agreement, and the Depositor shall assume the obligations of the assignee under each such Assignment Agreement. The Depositor shall accept such assignment and delegation, and shall be entitled to exercise all the rights of the Seller under each such Transfer Agreement and each such Servicing Agreement, other than any servicing rights thereunder, as if the Depositor had been a party to each such agreement.

          (c) Schedules of Mortgage Loans. The Depositor and the Seller have agreed upon which of the Initial Mortgage Loans owned by the Seller are to be purchased by the Depositor pursuant to this Agreement and the Seller will prepare on or prior to the Closing Date a final schedule describing such Initial Mortgage Loans (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule shall conform to the requirements of the Depositor as set forth in this Agreement and to the definition of “Mortgage Loan Schedule” under the Trust Agreement. The Mortgage Loan Schedule attached hereto as Schedule A-1 specifies those Initial Mortgage Loans that are Transferred Mortgage Loans and the Mortgage Loan Schedule attached hereto as Schedule A-2 specifies those Initial Mortgage Loans that are Bank Originated Loans each of which categories of Bank Mortgage Loans have been assigned by the Bank to the Seller pursuant to the Assignment and Assumption Agreement. In connection with the sale of Subsequent Mortgage Loans to the Depositor, the Seller and the Depositor shall amend each applicable Mortgage Loan Schedule to reflect the addition of Subsequent Mortgage Loans.

     Section 1.02. Delivery of Documents.

          (a) In connection with such transfer and assignment of the Mortgage Loans hereunder, the Seller shall, at least three (3) Business Days prior to the Closing Date or the applicable Transfer Date, deliver, or cause to be delivered, to the Depositor (or its designee) the documents or instruments with respect to each Mortgage Loan (each, a “Mortgage File”) so transferred and assigned, as specified in the related Transfer Agreements or Servicing Agreements.

          (b) For Mortgage Loans (if any) that have been prepaid in full on or after the Cut-off Date and prior to the related Closing Date, the Seller, in lieu of delivering the related Mortgage Files, herewith delivers to the Depositor an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account maintained by the Master Servicer for such purpose have been so deposited.

     Section 1.03. Review of Documentation.

     The Depositor, by execution and delivery hereof, acknowledges receipt of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by LaSalle Bank National Association, Deutsche Bank National Trust Company, Wells Fargo Bank, N.A. and U.S. Bank National Association, as applicable (each, a “Custodian” and, collectively, the “Custodians”), for the Depositor. Each Custodian is required to review, within 45 days following the Closing Date or the applicable Transfer Date, each applicable Mortgage File. If in the course of such review the related Custodian identifies any Material Defect, the Seller shall be obligated to cure such Material Defect or to repurchase the related Mortgage Loan from the Depositor (or, at the direction of and on behalf of the Depositor, from the Trust Fund), or to substitute a Qualifying Substitute Mortgage Loan therefor, in each case to the same extent and in the same manner as the Depositor is obligated to the Trustee and the Trust Fund under Section 2.02(d) of the Trust Agreement.

     Section 1.04. Representations and Warranties of the Seller.

          (a) The Seller hereby represents and warrants to the Depositor that as of the Closing Date or as of any Transfer Date:

               (i) the Seller is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, carry on its business as presently conducted and enter into and perform its obligations under the Assignment and Assumption Agreement and this Agreement;

               (ii) the execution and delivery by the Seller of the Assignment and Assumption Agreement and this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; neither the execution and delivery of the Assignment and Assumption Agreement or this Agreement, nor the consummation of the transactions therein or herein contemplated, nor compliance with the provisions thereof or hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the certificate of incorporation or bylaws of the Seller;

               (iii) the execution, delivery and performance by the Seller of the Assignment and Assumption Agreement and this Agreement and the consummation of the transactions contemplated thereby and hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

               (iv) each of the Assignment and Assumption Agreement and this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Bank, in the case of the Assignment and Assumption Agreement, and the Depositor, in the case of this Agreement, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its respective terms, except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law; and

               (v) there are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened or likely to be asserted against or affecting the Seller, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by the Assignment and Assumption Agreement or this Agreement or (B) with respect to any other matter which in the judgment of the Seller will be determined adversely to the Seller and will if determined adversely to the Seller materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under the Assignment and Assumption Agreement or this Agreement.

          (b) The representations and warranties of each Transferor with respect to the Mortgage Loans in the applicable Transfer Agreement were made as of the date of such Transfer Agreement. To the extent that any fact, condition or event with respect to an Initial Transferred Mortgage Loan or a Subsequent Transferred Mortgage Loan (together, the “Transferred Mortgage Loans”) constitutes a breach of both (i) a representation or warranty of a Transferor under the applicable Transfer Agreement and (ii) a representation or warranty of the Seller under this Agreement, the sole right or remedy of the Depositor with respect to a breach by the Seller of such representation and warranty (except in the case of a breach by the Seller of the representations made by it pursuant to Sections 1.04(b)(xiii) through (xviii)), shall be the right to enforce the obligations of such Transferor under any applicable representation or warranty made by it. The representations made by the Seller pursuant to Sections 1.04(b)(xiii) through (xviii) shall be direct obligations of the Seller. The Depositor acknowledges and agrees that the representations and warranties of the Seller in this Section 1.04(b) (except in the case of those representations and warranties made pursuant to Sections 1.04(b)(xiii) through (xviii)) are applicable only to facts, conditions or events that do not constitute a breach of any representation or warranty made by the related Transferor in the applicable Transfer Agreement. The Seller shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Transferred Mortgage Loans (except in the case of those representations and warranties made by it pursuant to Sections 1.04(b)(xiii) through (xviii)) if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the related Transferor in such Transfer Agreement, without regard to whether the related Transferor fulfills its contractual obligations in respect of such representation or warranty; provided, however, that if the related Transferor fulfills its obligations under the provisions of such Transfer Agreement by substituting for the affected Mortgage Loan a mortgage loan which is not a Qualifying Substitute Mortgage Loan, the Seller shall, in exchange for such substitute mortgage loan, provide the Depositor (a) with the applicable Purchase Price for the affected Mortgage Loan or (b) within the two-year period following the Closing Date or any Transfer Date, with a Qualified Substitute Mortgage Loan for such affected Mortgage Loan.

          Subject to the foregoing, the Seller represents and warrants upon delivery of the Transferred Mortgage Loans to the Depositor hereunder, as to each, that:

               (i) The information set forth with respect to the Transferred Mortgage Loans on the Mortgage Loan Schedule provides an accurate listing of the Transferred Mortgage Loans, and the information with respect to each Transferred Mortgage Loan on the Mortgage Loan Schedule is true and correct in all material respects at the date or dates respecting which such information is given;

               (ii) There are no defaults (other than delinquency in payment) in complying with the terms of any Mortgage, and the Seller has no notice as to any taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing but which have not been paid;

               (iii) Except in the case of Cooperative Loans, if any, each Mortgage requires all buildings or other improvements on the related Mortgaged Property to be insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the related Mortgaged Property is located pursuant to insurance policies conforming to the requirements of the guidelines of Fannie Mae or Freddie Mac. If upon origination of the Transferred Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect, which policy conforms to the requirements of the current guidelines of the Federal Flood Insurance Administration. Each Mortgage obligates the related Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, each Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Depositor upon the consummation of the transactions contemplated by this Agreement;

               (iv) Each Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

               (v) In the case of approximately 97.45% and 2.55% of the Initial Mortgage Loans (by Scheduled Principal Balance as of the Cut-off Date), the related Mortgage evidences a valid, subsisting, enforceable and perfected first or second lien, respectively, on the related Mortgaged Property (including all improvements on the Mortgaged Property). The lien of the Mortgage is subject only to: (1) the first Mortgage, in the case of a Mortgaged Property that is secured by a perfected second lien, (2) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (3) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender’s Title Insurance Policy or attorney’s opinion of title and abstract of title delivered to the originator of such Transferred Mortgage Loan, and (4) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage. In the case of approximately 97.45% of the Initial Mortgage Loans (by Scheduled Principal Balance as of the Cut-off Date), any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee in connection with, a Transferred Mortgage Loan establishes a valid, subsisting and enforceable first lien on the property described therein and the Depositor has full right to sell and assign the same to the Trustee;

               (vi) Immediately prior to the transfer and assignment of the Transferred Mortgage Loans to the Depositor, the Seller was the sole owner of record and holder of each Transferred Mortgage Loan, and the Seller had good and marketable title thereto, and has full right to transfer and sell each Transferred Mortgage Loan to the Depositor free and clear, except as described in paragraph (v) above, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Transferred Mortgage Loan pursuant to this Agreement;

               (vii) Each Transferred Mortgage Loan other than any Cooperative Loan is covered by either (i) an attorney’s opinion of title and abstract of title the form and substance of which is generally acceptable to mortgage lending institutions originating mortgage loans in the locality where the related Mortgaged Property is located or (ii) an ALTA Mortgagee Title Insurance Policy or other generally acceptable form of policy of insurance, issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the originator of the Transferred Mortgage Loan, and its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Transferred Mortgage Loan (subject only to the exceptions described in paragraph (v) above). If the Mortgaged Property is a condominium unit located in a state in which a title insurer will generally issue an endorsement, then the related Title Insurance Policy contains an endorsement insuring the validity of the creation of the condominium form of ownership with respect to the project in which such unit is located. With respect to any Title Insurance Policy, the originator is the sole insured of such mortgagee Title Insurance Policy, such mortgagee Title Insurance Policy is in full force and effect and will inure to the benefit of the Depositor upon the consummation of the transactions contemplated by this Agreement, no claims have been made under such mortgagee Title Insurance Policy and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything that would impair the coverage of such mortgagee Title Insurance Policy;

               (viii) To the best of the Seller’s knowledge, no foreclosure action is being threatened or commenced with respect to any Transferred Mortgage Loan. There is no proceeding pending for the total or partial condemnation of any Mortgaged Property (or, in the case of any Cooperative Loan, the related cooperative unit) and each such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to have a material adverse effect on the value of the related Mortgaged Property as security for the related Transferred Mortgage Loan or the use for which the premises were intended;

               (ix) There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

               (x) Each Transferred Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution that is supervised and examined by a Federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act;

               (xi) Each Transferred Mortgage Loan will have a CLTV of 100% or less as of the Closing Date or as of the applicable Transfer Date;

               (xii) Each Transferred Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G of the Code and Treas. Reg. §1.860G-2;

               (xiii) Each Transferred Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

               (xiv) No Transferred Mortgage Loan is a “High Cost Loan” or “Covered Loan,” as applicable, as such terms are defined in the Standard & Poor’s LEVELS® Glossary, Version 5.6 Revised, Appendix E, in effect on June 1, 2004. In addition, no Transferred Mortgage Loan is a “high-cost,” “high-cost home,” “covered,” “high-risk home,” or “predatory” loan under any applicable federal, state or local predatory or abusive lending law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

               (xv) No Transferred Mortgage Loan was at the time of origination subject to the Home Ownership and Equity Protection Act of 1994 (15 U.S.C. § 1602(c)), Regulation Z (12 CFR 226.32) or any comparable state law;

               (xvi) The information set forth in the Prepayment Charge Schedules, included as part of the Mortgage Loan Schedules at Schedules A-1 and A-2 hereto (including the Prepayment Charge Summary attached thereto) is complete, true and correct in all material respects on the date or dates on which such information is furnished and each Prepayment Charge is permissible, originated in compliance with, and enforceable in accordance with its terms under, applicable federal, state and local law (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditor’s rights generally or the collectibility thereof may be limited due to acceleration in connection with foreclosure);

               (xvii) No Transferred Mortgage Loan was originated (or modified) on or after October 1, 2002 through March 6, 2003 which is secured by a mortgaged property located in Georgia; and

               (xviii) In addition to the foregoing representations and warranties made in subparagraphs (i) through (xvii) of this Section 1.04(b), the Seller further represents and warrants upon delivery of the Pool 1 Transferred Mortgage Loans, as to each, that:

          (a) There is no Pool 1 Transferred Mortgage Loan that was originated on or after March 7, 2003 which is a “high cost home loan” as defined under the Georgia Fair Lending Act;

          (b) To the best of the Seller’s knowledge, no borrower was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit evidenced by the Pool 1 Transferred Mortgage Loan. No borrower obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Pool 1 Transferred Mortgage Loan; no proceeds from any Pool 1 Transferred Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Pool 1 Transferred Mortgage Loan;

          (c) The applicable Servicer for each Pool 1 Transferred Mortgage Loan has fully furnished in the past (and the Seller shall cause the applicable Servicer to furnish in the future), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis;

          (d) No Pool 1 Transferred Mortgage Loan imposes a Prepayment Charge for a term in excess of three years;

          (e) The outstanding Scheduled Principal Balance of each Pool 1 Transferred Mortgage Loan does not exceed the applicable maximum original loan amount limitations with respect to first lien or second lien one-to-four family residential mortgage loans, as applicable, as set forth in the Freddie Mac Selling Guide; and

          (f) With respect to Pool 1 Transferred Mortgage Loans secured by manufactured housing, each contract is secured by a “single family residence” within the meaning of Section 25(e)(10) of the Code. The fair market value of the manufactured home securing each contract was at least 80% of the adjusted issue price of the contract at either (i) the time the contract was originated (determined pursuant to the REMIC provisions of the Code) or (ii) the time the contract was transferred to the Seller. Each such contract is a qualified mortgage under Section 860G(a)(3) of the Code.

          (c)     In addition to the representations and warranties set forth in Section 1.04(b), all of which are also made by the Seller with respect to the Initial Bank Originated Mortgage Loans as of the Cut-off Date and the Subsequent Bank Originated Mortgage Loans upon delivery of such Subsequent Bank Originated Mortgage Loans (the Subsequent Bank Originated Mortgage Loans together with the Initial Bank Originated Mortgage Loans, the “Bank Originated Mortgage Loans”) (taking into account the applicable Mortgage Pool, in the case of subparagraph (xviii) of such Section), the Seller hereby further represents and warrants to the Depositor upon the delivery to the Depositor on the Closing Date or the applicable Transfer Date of any Bank Originated Mortgage Loans, but solely as to each Bank Originated Mortgage Loan, that, as of the Cut-off Date or the related Subsequent Cut-off Date, as applicable:

               (i) With respect to any hazard insurance policy covering a Bank Originated Mortgage Loan and the related Mortgaged Property, the Seller has not engaged in, and has no knowledge of the Bank’s or the borrower’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for therein, or the validity and binding effect of either, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

               (ii) Neither the Seller nor the Bank has waived the performance by the borrower of any action, if the Mortgagor’s failure to perform such action would cause a Bank Originated Mortgage Loan to be in default, nor has the Seller or the Bank waived any default resulting from any action or inaction by the borrower;

               (iii) The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Depositor and which has been delivered to the Custodian;

               (iv) The Mortgaged Property relating to each Bank Originated Mortgage Loan is a fee simple property located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development; provided, however, that any condominium project or planned unit development shall conform with the applicable Freddie Mac requirements regarding such dwellings. No portion of the Mortgaged Property is used for commercial purposes;

               (v) The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Bank Originated Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. To the best of Seller’s knowledge, no fraud was committed in connection with the origination of the Bank Originated Mortgage Loan;

               (vi) Each Bank Originated Mortgage Loan has been closed and the proceeds of the Bank Originated Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Bank Originated Mortgage Loan and the recording of the Mortgage were paid, and the borrower is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

               (vii) There is no default (other than delinquency in payment), breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Seller nor its predecessors has waived any default, breach, violation or event of acceleration;

               (viii) All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

               (ix) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (B) otherwise by judicial or non-judicial foreclosure. There is no homestead or other exemption available to the related Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage subject to the applicable federal and state laws and judicial precedent with respect to bankruptcy and rights of redemption. Upon default by a Mortgagor on a Bank Originated Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Bank Originated Mortgage Loan will be able to deliver good and merchantable title to the property;

               (x) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage;

               (xi) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Depositor to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

               (xii) The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered for the Bank Originated Mortgage Loan by the Seller under this Agreement as set forth in Section 1.02 hereof have been delivered to the Custodian. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with Section 1.02 hereof, except for such documents the originals of which have been delivered to the Custodian;

               (xiii) The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

               (xiv) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Bank Originated Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder;

               (xv) No Bank Originated Mortgage Loan contains provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Mortgagor or anyone on behalf of the

Mortgagor, or paid by any source other than the Mortgagor, nor does any Bank Originated Mortgage Loan contain any other similar provisions currently in effect which may constitute a “buydown” provision. No Bank Originated Mortgage Loan is a graduated payment mortgage loan and no Bank Originated Mortgage Loan has a shared appreciation or other contingent interest feature;

               (xvi) Any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is insured by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Freddie Mac. The consolidated principal amount does not exceed the original principal amount of any Bank Originated Mortgage Loan;

               (xvii) The origination and collection practices used with respect to each Bank Originated Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all respects in compliance with all applicable laws and regulations. With respect to escrow deposits and escrow payments, all such payments are in the possession of the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or escrow payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

               (xviii) The Mortgage File contains an appraisal of the related Mortgage Property signed prior to the approval of the Bank Originated Mortgage Loan application by a qualified appraiser, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Bank Originated Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Bank Originated Mortgage Loan was originated;

               (xix) The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving any Mortgaged Property of which the Seller is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Seller’s knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation;

               (xx) The Bank Originated Mortgage Loan does not contain a provision permitting or requiring conversion to a fixed interest rate Mortgage Loan;

               (xxi) No Bank Originated Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property;

               (xxii) No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of or defense to coverage under any applicable Primary Mortgage Insurance policy, special hazard insurance policy, primary mortgage loan insurance policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee or other compensation has been or will be received by the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director or employee had a financial interest at the time of placement of such insurance; and

               (xxiii) Each original Mortgage was recorded and, except for those Bank Originated Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Depositor) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the liens thereof as against creditors of the Seller, or are in the process of being recorded.

          (d) With respect to any of the foregoing representations and warranties made in subparagraphs (xiii) through (xviii) of Section 1.04(b), a breach of any such representations or warranties shall be deemed to materially and adversely affect the value of the affected Mortgage Loan and the interests of Certificateholders therein, irrespective of the Seller’s knowledge of such breach.

     It is understood and agreed that the representations and warranties set forth in Sections 1.04(b) and 1.04(c) herein shall survive the Closing Date and any applicable Transfer Date. Upon discovery by either the Seller or the Depositor of a breach of any of the foregoing representations and warranties (excluding a breach of subparagraph (xvi) under Section 1.04(b)) that adversely and materially affects the value of the related Mortgage Loan and that does not also constitute a breach of a representation or warranty of a Transferor in the related Transfer Agreement, the party discovering such breach shall give prompt written notice to the other party; provided, however, that notwithstanding anything to the contrary herein, this paragraph shall be specifically applicable to a breach by the Seller of the representations made pursuant to subparagraphs (xiii), (xiv), (xv), (xvii) and (xviii) of Section 1.04(b) irrespective of the Transferor’s breach of a comparable representation or warranty made in the related Transfer Agreement. Within 60 days of the discovery of any such breach, the Seller shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Depositor at the applicable Purchase Price or Transfer Price (as set forth in the related Transfer Supplement) or (c) within the two-year period following the Closing Date or any Transfer Date, as applicable, substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan.

     Notwithstanding the second paragraph of Section 1.04(d), in connection with the Seller’s representations and warranties made in subparagraph (xvi) of Section 1.04(b) and within 90 days of the earlier of discovery by the Seller or receipt of notice from the applicable Servicer of a breach of such representation and warranty by the Seller, which breach materially and adversely affects the interests of the Class P Certificateholders in any Prepayment Charge, the Seller shall, if (i) such representation and warranty is breached and a Principal Prepayment has occurred or (ii) if a change in law subsequent to the Closing Date or the applicable Transfer Date, as applicable, limits the enforceability of the Prepayment Charge (other than in the circumstances set forth in subparagraph (xvi) of Section 1.04(b)), pay, at the time of such Principal Prepayment or change in law, the amount of the scheduled Prepayment Charge, for the benefit of the holders of the Class P Certificates, by depositing such amount into the Certificate Account no later than the Deposit Date immediately following the Prepayment Period in which such Principal Prepayment on the related Mortgage Loan or such change in law has occurred, net of any Servicer Prepayment Charge Payment Amount made by the applicable Servicer with respect to the related Mortgage Loan in lieu of collection of such Prepayment Charge.

     Section 1.05. Grant Clause.

     It is intended that the conveyance of the Seller’s right, title and interest in and to the Mortgage Loans and other property conveyed pursuant to this Agreement on the Closing Date and any Transfer Date shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan. However, if any such conveyance is deemed to be in respect of a loan, it is intended that: (a) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (b) the Seller hereby grants to the Depositor a first priority security interest to secure payment of an obligation in an amount equal to the purchase price set forth in Section 1.01(a) in all of the Seller’s right, title and interest in, to and under, whether now owned or hereafter acquired, the Mortgage Loans and other property; and (c) this Agreement shall constitute a security agreement under applicable law.

     Section 1.06. Assignment by Depositor.

     Concurrently with the execution of this Agreement, the Depositor shall assign its interest under this Agreement with respect to the Mortgage Loans to the Trustee, and the Trustee then shall succeed to all rights of the Depositor under this Agreement. All references to the rights of the Depositor in this Agreement shall be deemed to be for the benefit of and exercisable by its assignee or designee, specifically including the Trustee.

ARTICLE II.

MISCELLANEOUS PROVISIONS

     Section 2.01. Binding Nature of Agreement; Assignment.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section 2.02. Entire Agreement.

     This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

     Section 2.03. Amendment.

          (a) This Agreement may be amended from time to time by the Seller and the Depositor, with the consent of the Trustee but without notice to or the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund, the Trust Agreement or this Agreement in the Prospectus Supplement; or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions. No such amendment effected pursuant to clause (iii) of the preceding sentence shall adversely affect in any material respect the interests of any Certificateholder. Any such amendment shall be deemed not to adversely affect in any material respect any Certificateholder if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating assigned to the Certificates, if any (and any Opinion of Counsel received by the Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor).

          (b) This Agreement may also be amended from time to time by the Seller and the Depositor with the consent of the Trustee and the Certificateholders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Certificateholder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the

Certificateholders of which are required to consent to any such amendment without the consent of the Certificateholders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby. For purposes of this paragraph, references to “Certificateholder” or “Certificateholders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificates Owners.

          (c) It shall not be necessary for the consent of Certificateholders under this Section 2.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     Section 2.04. Governing Law.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 2.05. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 2.06. Indulgences; No Waivers.

     Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver, as well as the Trustee.

     Section 2.07. Headings Not to Affect Interpretation.

     The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

     Section 2.08. Benefits of Agreement.

     The parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties set forth herein, that the Trustee enjoys the full benefit of the provisions of this Agreement each as an intended third party beneficiary; provided, however, nothing in this Agreement, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, the Trustee and the Certificateholders, any benefit or legal or equitable right, power, remedy or claim under this Agreement.

     Section 2.09. Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Seller and the Depositor have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

LEHMAN BROTHERS HOLDINGS INC., as Seller
By:	/s/ Joseph J. Kelly
	Name:	Joseph J. Kelly
	Title:	Authorized Signatory

STRUCTURED ASSET SECURITIES CORPORATION, as Purchaser
By:	/s/ Ellen V. Kiernan
	Name:	Ellen V. Kiernan
	Title:	Senior Vice President

SCHEDULE A-1

TRANSFERRED MORTGAGE LOANS

MORTGAGE LOAN SCHEDULE

(including Prepayment Charge Schedules and Prepayment Charge Summary)

SCHEDULE A-2

BANK ORIGINATED MORTGAGE LOANS

MORTGAGE LOAN SCHEDULE

(including Prepayment Charge Schedules and Prepayment Charge Summary)

EXHIBIT A

CERTAIN DEFINED TERMS

     “Prepayment Charge”: With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan during a Prepayment Period in accordance with the terms thereof (other than any Servicer Prepayment Charge Payment Amount).

     “Prepayment Charge Schedule”: As of any date, the list of Prepayment Charges on the Mortgage Loans included in the Trust Fund on such date, included as part of the Mortgage Loan Schedule at Exhibit A (including the Prepayment Charge Summary attached thereto). The Prepayment Charge Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Prepayment Charge:

(i)	the Mortgage Loan identifying number;

(ii)	a code indicating the type of Prepayment Charge;

(iii)	the state of origination of the related Mortgage Loan;

(iv)	the date on which the first Scheduled Payment was due on the related Mortgage Loan;

(v)	the term of the related Prepayment Charge; and

(vi)	the Scheduled Principal Balance of the Mortgage Loan as of the Cut-off Date or the Subsequent Cut-off Date, as applicable.

Such Prepayment Charge Schedule shall be amended from time to time by the Seller and a copy of such amended Prepayment Charge Schedule shall be furnished by the Seller.

     “Servicer Prepayment Charge Payment Amount”: The amount payable by a Servicer in respect of any impermissible waiver by the Servicer of a Prepayment Charge pursuant to the related Servicing Agreement.

EXHIBIT B

FORM OF TERMS LETTER

June 1, 2004

Structured Asset Securities Corporation
745 Seventh Avenue
New York, New York 10019

Re:	Structured Asset Investment Loan Trust Mortgage-Backed Certificates, Series 2004-6

Ladies and Gentlemen:

     This letter (the “Terms Letter”) is made in accordance with the Mortgage Loan Sale and Assignment Agreement, dated as of June 1, 2004 (the “Mortgage Loans Sale Agreement”), between Structured Asset Securities Corporation and Lehman Brothers Holdings Inc. Capitalized terms used but not defined herein shall have the meanings set forth in the Mortgage Loan Sale Agreement.

     The Purchase Price shall be $2,296,772,869.80.

     This Terms Letter may be signed in any number of counterparts, each of which shall be deemed to be an original, but taken together, shall constitute a single document.

[Remainder of page intentionally left blank]

     Please acknowledge your agreement with the foregoing by signing and returning the enclosed copy of this Terms Letter to the undersigned.

Very truly yours,

LEHMAN BROTHERS HOLDINGS INC.
By:
	Name:	Joseph J. Kelly
	Title:	Authorized Signatory

Acknowledged and Agreed:

STRUCTURED ASSET SECURITIES
    CORPORATION

By:

Name: Ellen V. Kiernan
Title: Senior Vice President

EXHIBIT C

FORM OF TRANSFER SUPPLEMENT

Supplement No:	Dated:

     This TRANSFER SUPPLEMENT is made as of the date first above written by Lehman Brothers Holdings Inc. (the “Seller”) and Structured Asset Securities Corporation (the “Depositor”).

W I T N E S S E T H:

     WHEREAS, the parties have previously executed and delivered that certain Mortgage Loan Sale and Assignment Agreement (the “Mortgage Loan Sale Agreement”), dated as of June 1, 2004 between the Seller and the Depositor;

     WHEREAS, the Seller desires to sell, and the Depositor desires to purchase the Subsequent Mortgage Loans identified on Schedule 1 attached hereto;

     NOW THEREFORE, in consideration of the foregoing, the parties agree as follows:

1.	Schedule of Subsequent Mortgage Loans. Attached hereto as Schedule I is the schedule of Subsequent Mortgage Loans (the “Schedule”) conveyed to the Trust Fund pursuant to Section 3 of this Transfer Supplement.

2.	Definitions Relating to Subsequent Mortgage Loans. The following terms as used in the Mortgage Loan Sale Agreement shall have the following meanings with respect to the Subsequent Mortgage Loans identified on the Schedule.

Subsequent Cut-off Date: .

Transfer Date: .

Transfer Price: $ .

3.	Conveyance of Subsequent Mortgage Loans. The Seller does hereby sell, transfer, assign, set over and otherwise convey to the Depositor, without recourse (except to the extent specified in the Mortgage Loan Sale Agreement), all right, title and interest of the Seller, in and to each of the Subsequent Mortgage Loans identified on the Schedule and all items in the related Mortgage File.

     Concurrently with the execution and delivery of this Transfer Supplement, the Seller hereby assigns to the Depositor all of its rights and interest under each Transfer Agreement and each Servicing Agreement listed on Schedule II attached hereto, except any servicing rights thereunder, and delegates to the Depositor all of its obligations thereunder, to the extent relating to the Subsequent Mortgage Loans.

4.	Transfer Price. The Depositor hereby pays to the Seller the Transfer Price in return for the Subsequent Mortgage Loans identified on the Schedule attached hereto.

5.	Incorporation by Reference; Ratification of Mortgage Loan Sale Agreement. As supplemented by this Transfer Supplement, the Mortgage Loan Sale Agreement is incorporated herein by reference and is in all respects ratified and confirmed and the Mortgage Loan Sale Agreement as so supplemented by this Transfer Supplement shall be read, taken and construed as one and the same instrument.

6.	Representations and Warranties. All representations and warranties of the Seller and the Depositor set forth in the Mortgage Loan Sale Agreement are true and correct as of the date hereof and as of the Transfer Date.

7.	Counterparts. This Transfer Supplement may be executed in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute the same instrument.

8.	Governing Law. THIS TRANSFER SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Transfer Supplement to be duly executed by their respective officers as of the day and year first above written.

LEHMAN BROTHERS HOLDINGS INC., as Seller
By:
Name:
Title:

STRUCTURED ASSET SECURITIES CORPORATION, as Depositor
By:
Name:
Title:

SCHEDULE I TO
TRANSFER SUPPLEMENT

SCHEDULE II TO
TRANSFER SUPPLEMENT